UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2008
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-13417 (Commission File Number)	13-3950486 (IRS Employer Identification No.)
200 Metroplex Drive, Suite 100, Edison, New Jersey 08817
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (732) 548-0101
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 SECURITIES AND TRADING MARKET
ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
On September 5, 2008, the American Stock Exchange (“Amex” or “Exchange”) notified the Company that it had granted the Company an extension until December 31, 2008 to regain compliance with the continued listing standards of Section 1003(a)(iv) of the Amex Company Guide and until October 8, 2009 to regain compliance with the continued listing standards of Section 1003(a)(i) of the Amex Company Guide.
Previously, on April 8, 2008, the Company received notice from the Amex Staff indicating that the Company was below certain of the Exchange’s continued listing standards. Specifically, the notice provided that the Company was not in compliance with (1) Section 1003(a)(i) of the Amex Company Guide due to stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years, and (2) Section 1003(a)(iv) of the Amex Company Guide in that the Company had sustained losses which were so substantial in relation to overall operations or its existing financial resources, or its financial condition had become so impaired, that it appeared questionable, in the opinion of the Exchange, as to whether the Company would be able to continue operations and/or meet its obligations as they mature.
The Company was afforded the opportunity to submit a plan of compliance and, on May 8, 2008, submitted its plan to the Exchange. The Exchange did not, at that time, accept the Company’s plan, and the Company appealed its decision to the Listing Qualifications Panel, with a scheduled hearing date of August 26, 2008. In support of its position, prior to the hearing, the Company submitted to the Exchange certain supplemental materials in advance of such hearing date. Based on those supplemental materials, the Amex notified the Company on August 25 that it was cancelling the hearing and granting the Company an extension to regain compliance with the continued listing standards.
The Company will be subject to periodic review by Exchange Staff during the extension period. Failure to make progress consistent with the plan and to achieve certain milestones, or to regain compliance with the continued listing standards by the end of the extension period could result in the Company’s common stock being delisted from the American Stock Exchange.
99.1	Press Release, dated September 9, 2008.
[signature on following page]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
Date: September 11, 2008	By:	/s/ Suzette N. Berrios
Suzette N. Berrios
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	Press Release, dated September 9, 2008.